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                                                                    EXHIBIT 99.1

                       [SUPERIOR(R) FINANCIAL CORP. LOGO]



                           Gulf South Bank Conference

                             New Orleans, Louisiana

                               April 29-30, 2002

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                            Superior Financial Corp.

..  $1.7 Billion thrift holding company headquartered in Little Rock, Arkansas

..  Owns largest independent unit bank in Arkansas

..  Operates 60 offices along Interstate 40 corridor including Little Rock,
   Fort Smith, NW Arkansas, and NE Oklahoma

..  Focuses on moderate income consumers and small the business banking

..  Trades under the symbol SUFI on the NASDAQ National Market

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                          1998 - 2001 Accomplishments

..  Achieved earnings per share annual compound growth of 15%

..  Grew total loans by 54% while maintaining strong credit quality

..  Grew transaction deposit accounts by 21%

.. Overhauled delivery channels - nine new branches, new call center, new technology platform, etc.

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                          1998 - 2001 Accomplishments
                                  (continued)


..  Implemented new strategic businesses -

   .  Commercial Banking
   .  Investments
   .  Insurance
   .  Finance Company

..  Completed 15% stock repurchase program

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                               Earnings Per Share

                                     [GRAPH]

                         1998     1999     2000     2001         2002
                        ------   ------   ------   ------   --------------
Earnings per share      $0.88    $1.13    $1.24    $1.34    $1.75 -- $1.85*
--------
* Street Estimate

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                                      Loans

                                     [GRAPH]

                   April 1, 1998      1998     1999     2000     2001
                   -------------    -------- -------- -------- --------
                                        (In Thousands)
Loans

                                       6

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                                    Loan Mix

    [GRAPHS]
                           1st Qtr. 2002                 2nd Qtr. 1998
                           -------------                 -------------
Loan Mix
  Mortgage                      35%                           58%
  Consumer                      34%                           34%
  Commercial                    31%                            8%

                                       7

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                                    NPA Ratio

                                     [GRAPH]

                April 1, 1998     1998     1999     2000     2001     1Q 2002
                -------------     ----     ----     ----     ----     -------
NPA Ratio           .59%          .40%     .24%     .49%     .99%       1.26%

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                                    Deposits

                                     [GRAPH]

                April 1, 1998    1998       1999       2000       2001       1Q 2002
                ------------- ---------- ---------- ---------- ---------- -------------
                                         (In Thousands)
Deposits

                                       9


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                                    Deposits

                                     [GRAPH]

                                            1st Qtr. 2002
                                            -------------
Deposits
  Time Deposits                                  49%
  Interest Bearing Transaction Accounts          42%
  Non-Interest Bearing Deposits                   9%

                                       10

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                               Non-Interest Income

                                     [GRAPH]

                                1998*    1999    2000    2001
                               ------   ------  ------  ------
                                        (In Thousands)
Non-Interest Income

* Beginning April 1, 1998

                                       11

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                       2001 - 2003 Strategic Initiatives

..  Cross-sell current customers (190,000 households)

..  Align overhead to new economy

..  Install commercial bank technology

..  Acquire commercial bankers from recently merged banks

.. Expand fee and margin enhancing businesses - Investments, Insurance, Finance Company, Mortgage



                                       12

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                       2001 - 2003 Strategic Initiatives
                                  (continued)

..  Strengthen franchise in NW Arkansas & Tulsa

..  Capitalize on legislative changes in Arkansas banking

..  Change name to "Superior Bank"

..  Capital Management
   .  Stock Repurchase
   .  Dividend
   .  Trust Preferred

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                          Enhancing Shareholder Value

..  15% - 20% annual EPS growth strategy

..  Sizable franchise with good name brand

..  Clean balance sheet

..  Proven, experienced management team

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                       [Superior(R) Financial Corp. Logo]

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                              Disclosure Statement

Cautionary Statement Pursuant to Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.

     This Presentation contains forward-looking statements within the meaning of the federal securities laws. The forward-looking statements in this presentation are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: (i) deposit attrition, customer loss, or revenue loss in the ordinary course of business; (ii) increases in competitive pressure in the banking industry; (iii) costs or difficulties related to the integration of the businesses of Superior Financial Corp and the institutions acquired are greater than expected; (iv) changes in the interest rate environment which reduce margins; (v) general economic conditions, either nationally or regionally, that are less favorable than expected, resulting in, among other things, a deterioration in credit quality; (vi) changes which may occur in the regulatory environment; (vii) a significant rate of inflation (deflation); and (viii) changes in the securities markets and (ix) the ability of Superior Financial Corp to achieve the strategies and goals set forth herein. When used in this Presentation, the words believes, estimates, plans, expects, should, may, might, outlook, and anticipates, and similar expressions as they relate to Superior Financial Corp (including its subsidiaries), or its management are intended to identify forward-looking statements. Similarly, Superior's description of any "goals", "strategies," "forecasts," or "initiatives" are also forward-looking statements.

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